EXHIBIT 11

                    HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                   COMPUTATION OF INCOME PER SHARE (UNAUDITED)

                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                        SEPTEMBER 30,
                                                                   1997                1996              1997             1996
                                                              ---------------    ---------------    --------------   --------------
PRIMARY:
Weighted average common shares outstanding                           340,919            322,393           336,374          321,268
Net effect of dilutive stock options                                  15,883             19,652            15,366           20,754
                                                              ---------------    ---------------    --------------   --------------

        Total Common and Common Equivalent Shares                    356,802            342,045           351,740          342,022
                                                              ===============    ===============    ==============   ==============

Net income                                                          $ 85,919           $ 63,481         $ 231,818        $ 165,147
                                                              ===============    ===============    ==============   ==============

Net income per common and common
     equivalent share                                                 $ 0.24             $ 0.19            $ 0.66           $ 0.48
                                                              ===============    ===============    ==============   ==============


FULLY DILUTED:
Weighted average common shares outstanding                           340,919            322,393           336,374          321,268
Net effect of dilutive stock options                                  15,883             19,652            15,366           20,754
                                                              ---------------    ---------------    --------------   --------------
                                                                     356,802            342,045           351,740          342,022
Assumed conversion of 5% Convertible Subordinated
     Debentures due 2001                                            (1)                  12,226             4,076           12,226
                                                              ---------------    ---------------    --------------   --------------

        Total Common and Common Equivalent Shares,
        Fully Diluted                                                356,802            354,271           355,816          354,248
                                                              ===============    ===============    ==============   ==============

Net income                                                          $ 85,919           $ 63,481         $ 231,818        $ 165,147

Elimination of interest and amortization on 5%
     Convertible Subordinated Debentures due 2001, less
     the related effect on the provision for income taxes           (1)                     961               960            2,863
                                                              ---------------    ---------------    --------------   --------------

Net income, fully diluted                                           $ 85,919           $ 64,442         $ 232,778        $ 168,010
                                                              ===============    ===============    ==============   ==============

Net income per common and common equivalent share                     $ 0.24             $ 0.18            $ 0.65           $ 0.48
                                                              ===============    ===============    ==============   ==============


(1) There were no other potentially dilutive securities outstanding during this period.